UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2014

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2001 Lawrenceville Suwanee Road, Suite 203 Suwanee, GA	30024
(Address of principal executive offices)	(Zip Code)

678-866-3414

(Registrant’s telephone number, including area code)

3055 Breckinridge Blvd. Suite 310, Duluth, GA 30096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2014, EZJR, Inc (“EZJR” or “the Company”) entered into a Media Investor Purchaser Agreement ("MIP") Agreement with Leader Act Ltd HK, ("Leader") a private Hong Kong corporation.

Under the terms of the MIP Agreement, Leader undertakes the responsibility to provide the investment dollars of the "media purchase" and to manage the process. Leader will create the offers, and spend the funds necessary to purchase the media to make the offers successful. The Company's current on-line offers are focused in the financial services industry, representing credit monitoring and management. Leader is responsible for graphics, web design, webmaster, web programming, etc. costs. Net Revenue is split 50/50 after the following costs are deducted from gross revenues: Media Buy, Merchant Fees, Product Costs, and Affiliate Fees. EZJR is responsible for Customer Service, Network Costs, Accounting and other General and Administrative costs.

EZJR and Leader agreed that Leader can advance EZJR up to $500,000 which can be converted into a total of 10,000,000 restricted common shares of EZJR stock at the fixed price of $0.05 per share. Once Leader has acquired the 10,000,000 shares of EZJR stock ownership, the MIP Agreement is no longer in force. Leader has already advanced EZJR the sum $50,000. These funds are now to being converted into 1,000,000 shares of EZJR. (See Exhibit 10.9 entitled " Media Investor Purchaser Agreement.")

Item 3.02 Unregistered Sales of Equity Securities

As of June 29, 2014, in connection with the MIP, EZJR agreed to issue 1,000,000 shares of its unregistered restricted common stock to Leader. The share issuance represents a conversion of $50,000 previously advanced to EZJR. The issuance of the shares extinguishes this advance.

Before Leader received its unregistered securities, they were known to EZJR and its management, through long-term pre-existing business relationship. EZJR did not engage in any form of general solicitation or general advertising in connection with this transactions. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholders of Leader acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

EZJR relied upon Section 4(2) of the Securities Act for the offer and sale. EZJR believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The number of shares of common stock, par value $0.001, of EZJR issued and outstanding prior to the MIP was approximately 28,139,576 shares, and immediately after the MIP there will be approximately 29,139,576 shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.9	Media Investor Purchaser Agreement between EZJR and Leader Act Ltd HK dated June 29, 2014	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc. Registrant

Date: July 2, 2014	/s/ Ed Zimbardi_________
Name: Ed Zimbardi
Title: Chief Executive Officer